Exhibit (h)(5)(iii)

SCHEDULE A

FUND LIST

Dated: September 16, 2013

Ashmore Emerging Markets Corporate Debt Fund

Ashmore Emerging Markets Sovereign Debt Fund

Ashmore Emerging Markets Local Currency Fund

Ashmore Emerging Markets Local Currency Bond Fund

Ashmore Emerging Markets Total Return Fund

Ashmore Emerging Markets Equity Fund

Ashmore Emerging Markets Small-Cap Equity Fund

Ashmore Emerging Markets Frontier Equity Fund

ASHMORE FUNDS	THE NORTHERN TRUST COMPANY

By:	By:

Name:	Name:

Title:	Title:

Schedule A to the Transfer Agency and Service Agreement